Exhibit 99.1
For Release: Monday, March 9, 2015, 7:30 a.m. EDT

GM Announces Disciplined Capital Allocation Framework
Improving business performance and strong capital discipline enable increased returns to shareholders

•	Reinvesting in the business to drive 20 Percent or higher ROIC

•	Targets cash balance of $20 billion, while maintaining investment-grade balance sheet

•	Plans to return all available free cash flow to shareholders

•	Authorizes initial $5 billion share repurchase program beginning immediately; reaffirms strong and growing dividend policy

DETROIT - General Motors Co. (NYSE: GM) today announced a comprehensive capital allocation framework, as improving business performance and strong capital discipline enable increased returns to shareholders. GM said a foundational element of its approach will be to return all available free cash flow to shareholders while it maintains an investment-grade balance sheet underpinned by a target cash balance of $20 billion.

GM also announced that its Board of Directors authorized the initial repurchase of $5 billion in GM shares to begin immediately and conclude before the end of 2016. GM in February announced its intent to increase its quarterly stock dividend to $0.36 per share effective in the second quarter of 2015 as part of the Board’s regularly scheduled second quarter 2015 dividend declaration process, which would result in an expected dividend payout of approximately $5 billion through year-end 2016.

“As we continue to execute on our plan to become the most valued automotive company, our track record of improved operating performance, strong earnings momentum, and disciplined capital investments provide the foundation for a comprehensive capital allocation framework,” said GM CEO Mary Barra. “We will continue to invest in innovative technologies and world-class vehicles that will deliver sustained profitable growth and maximize returns to shareholders.”

GM’s capital allocation framework encompasses three core principles:

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High-Return Investment in the Business - GM previously stated it expects capital expenditures in 2015 of $9 billion to invest in future growth, including a more aggressive vehicle launch cadence in the coming years. GM will reinvest in its business with the objective of driving 20 percent or higher return on invested capital (ROIC) through investments in world-class vehicles and leading technology. The company plans to disclose its ROIC performance each quarter beginning with its first quarter 2015 report. The company expects this disciplined capital deployment will strengthen and grow GM’s brands and drive improved financial performance and will result in capital spending in the range of 5-5.5 percent of its annual revenue in the future.

•
Maintain an Investment-Grade Balance Sheet - GM intends to maintain an investment-grade balance sheet, including a target cash balance of $20 billion. GM believes maintaining an investment-grade balance sheet is critical to support long-term growth and increased earnings at GM Financial, which is a catalyst for improved automotive sales and profitability.

•
Return Capital to Shareholders - Beyond reinvesting in the business and maintaining an investment grade balance sheet, the company expects to return all available free cash flow to shareholders. Starting in

January 2016, GM will develop its annual capital return plans and communicate them to the market during the first quarter of each year.

In 2014, the company established an executive compensation program that aligns management incentives with ROIC and total shareholder return. GM said it is committed to providing greater clarity around its compensation program and will continue to evaluate the program to ensure that strong linkage.

GM reaffirmed that in 2015 it expects its total earnings before interest and tax (EBIT) adjusted and EBIT-adjusted margin to increase, compared to 2014, after adjusting 2014 for the impact of recall costs. The company reiterated that it is on track to meet its 2016 financial targets to achieve EBIT-adjusted margins in North America of 10 percent; to return to profitability in Europe; and to maintain strong margins in China. It also reaffirmed its long-term strategic plan to achieve 9-10 percent EBIT-adjusted margins by early next decade.

Investor Conference Call Information

A conference call for investors and securities analysts to discuss the announcement is scheduled for today, March 9, 2015, at 8:30 a.m. EDT.

This press release and supporting material are being posted to GM’s Investor Relations website, http://investor.gm.com, and its media website, http://media.gm.com, approximately one hour prior to the call.

To access the conference call, dial 800-830-3805 (or +1-416-641-6283 for international access) 10 minutes prior to the start time and ask to be connected to the General Motors conference call. To access a taped replay of the conference call, available from 11 a.m. EDT, March 9, 2015 until 11 a.m. EDT, March 16, 2015, dial 800-633-8284 (or +1-402-977-9140 for international access) and enter reservation number 21763442 to access the replay.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com

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CONTACTS:

Dave Roman	Mark Oswald
GM Communications	GM Investor Relations
313-498-1735	313-244-8983
dave.roman@gm.com	mark.oswald@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words ”plans,” “strategy,” “expect,” “achieve,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “appears,” “potential,” “projected,” “upside,” “positioned,” “outlook” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls and the cost and effect on our reputation of product recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly outside of North America and China; costs and risks associated with litigation and government investigations including those related to our recent recalls; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

Important Additional Information

GM intends to file a proxy statement with the SEC in connection with the solicitation of proxies for GM’s 2015 Annual Meeting of Shareholders (the "Proxy Statement"). GM, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2015 Annual Meeting. Information regarding the names of GM’s directors and executive officers and their respective interests in GM by security holdings or otherwise is set forth in GM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 4, 2015 and GM’s proxy statement for the 2014 Annual Meeting of Shareholders, filed with the SEC on April 25, 2014 and the Form 8-K filed with the SEC on February 5, 2015. To the extent holdings of such participants in GM’s securities have changed since the amounts described in the 2014 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of GM’s Board of Directors for election at the 2015 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by GM free of charge from the SEC's website, http://www.sec.gov. GM’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to GM Stockholder Services at General Motors Company, Mail Code 482-C25-A36, 300 Renaissance Center, P.O. Box 300, Detroit, Michigan 48265-3000 or at stockholder.services@gm.com or from the investor relations section of GM’s website, http://www.gm.com/investor.